Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of America First Multifamily Investors, L.P. of our report dated February 24, 2022, relating to the balance sheet of America First Capital Associates Limited Partnership Two, appearing in the Annual Report on Form 10-K filed by America First Multifamily Investors, L.P. on February 24, 2022.

/s/ Lutz & Company, P.C.

Lutz and Company, P.C.

Omaha, Nebraska

November 23, 2022